Exhibit 10.20
                                TABLE OF CONTENTS


ARTICLE                                                   PAGE

    I     RECOGNITION                                      1

   II     UNION SHOP                                       1

  III     NON-DISCRIMINATION                               2

   IV     CHECK - OFF                                      2

    V     MANAGEMENT                                       2

   VI     PLANT VISITATION                                 3

  VII     BULLETIN BOARD                                   3

 VIII     WAGES                                            3

   IX     HOURS OF WORK AND OVERTIME                       4

    X     UNION REPRESENTATION                             5

   XI     GRIEVANCE PROCEDURE AND ARBITRATION              6

  XII     STRIKES AND LOCKOUTS                             7

 XIII     INSURANCE                                        7

  XIV     HOLIDAYS                                         8

   XV     VACATIONS                                        8

  XVI     SENIORITY                                        10

 XVII     MISCELLANEOUS                                    14

XVIII     PENSION PLAN                                     16

  XIX     SAFETY & HEALTH                                  16

   XX     DURATION                                         17

          SIGNATURES                                       18

          APPENDIX A - HOURLY WAGE RATES                 19-20

          APPENDIX B - HEALTH PLAN COVERAGE              21-26

          APPENDIX C - DENTAL PLAN                         27

                                    AGREEMENT


THIS AGREEMENT, entered into the 18th day of February 1995, by and between MORGAN DISTRIBUTION, "its successors or assign, Mechanicsburg, Pennsylvania, (hereinafter referred to as the "Company") and the UNITED STEEL WORKERS OF AMERICA, AFL-CIO-CLC, on behalf of LOCAL #7415 (hereinafter called the "Union").


WITNESSETH:
That in consideration of the mutual and reciprocal promises of the parties hereto, the parties convenant and agree as follows:
Section 1
PURPOSE:
The purpose of this Agreement is to provide orderly collective bargaining relations to secure prompt and equitable disposition of grievances, to maintain a harmonious relationship between the Union and the Company. Further, in such connection, the Union and the employees pledge their full efforts to cooperate with the company in the achievement of a high level of efficiency and in establishing and maintaining sound working practices throughout the Plant.


Section 2
It is agreed that this written contract reflects the entire Agreement between the parties. Amendments of clarification of this Agreement mutually agreed upon shall be reduced to writing, attached to, and shall become a part of this contract.


ARTICLE I - RECOGNITION

Section 1
The Company recognizes the Union as the sole and exclusive Collective Bargaining Agent for purposes of collective bargaining in regard to wages, hours and other terms and conditions of employment for all production and maintenance employees and truck drivers, but excluding all supervisory personnel, office clerical and guards.


ARTICLE II - UNION SHOP

Section 1
It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective or execution date of this Agreement, whichever is the later, shall remain members in good standing and those who are not members on the effective or execution date of the agreement, whichever is the later shall on the thirtieth
(30th) day following the effective or execution date of this Agreement, whichev-er is the later, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its effective or execution date, whichever is the later, shall on the thirtieth (30th) day following the beginning of such employment become and remain members in good standing in the Union.


ARTICLE III - NON-DISCRIMINATION

Section 1
The provisions of this Agreement shall be applied by the Company and the union without discrimination with regard to age, race, color, creed, sex, handicap, national origin, or religion, with respect to selection, placement, Union Membership, training, promotion, wage rates and other conditions of employment. Wherein the text of this Agreement, words of masculine gender are used, they shall be interpreted to denote either masculine or female gender.

ARTICLE IV -CHECK-OFF

Section 1
The membership dues, including initiation fees and assessments of United Steelworkers of America, AFL-CIO-CLC, as authorized and approved by the National Administrative Officers of the Union shall be checked off the wages of such employees as file proper assignments with the Company and shall be remitted by the Company to United Steelworkers of America, AFL-CIO-CLC, c/o Treasurer, Five Gateway Center - Pittsburgh, Pennsylvania 15222. In the case of the Union's prescribed initiation fee, the employer shall deduct upon completion of thirty
(30) days and submittal of properly prepared deduction authorization fifty percent (50%) during the first week following the thirty (30) day period, fifty percent (50%) during the second week.

Such remittance shall be accompanied by an itemized statement showing the name of each employee and the amount checked off for dues, initiation fees or assessment.

Section 2
The Union shall indemnify and save the Company harmless against any and all claims, demands, suits, or other forms of liability that shall arise out of, or by reason of action taken or not taken by the company, in reliance upon authorized cards furnished by the Union to the Company, or for the purpose of complying with any of the provisions of this Article.

Section 3
Pursuant to the rules and regulations of the United Steelworkers of America, AFL-CIO-CLC, no assessments may be levied by a local Union against its members without the approval of the International office of the Union

ARTICLE V - MANAGEMENT


Section 1
The right to hire, promote, transfer, discharge or discipline for just cause, and to maintain discipline and efficiency of employees, the determination of type of products to be manufactured, the location of plants, the planning and scheduling of production, the methods, processes and means of manufacturing are the sole responsibility and prerogative of the Company, except as otherwise provided in this agreement.


ARTICLE VI - PLANT VISITATION

Section 1
Authorized representatives of the International Union shall be permitted to visit the plant or operations of the Company during working hours. The representative will notify the Company prior to entering the plant or operation, but such permission will not be granted if such visitation would result in interference with production in the judgment of the management.

ARTICLE VII - BULLETIN BOARDS

Section 1
The Company agrees to furnish a Bulletin Board located near the time clock for the use of the Union in posting official union notices restricted to Union meetings, Union elections, and results, thereof, and the Union's social affairs. All other notices shall be signed by an official of the Union and be approved by the Management before posting.

ARTICLE VIII - WAGES

Section 1.  Rates of Pay
A wage schedule setting forth the rates of pay of the various classifications shall be attached hereto and made a part of this Agreement. The wage schedule shall be known as "Appendix A."

Section 2.  New Classifications
In the event the Company installs machinery or equipment or creates jobs different from those set forth in the Schedule attached hereto, the Company agrees to meet with the Union in order to classify and set rates to be paid in connection with said new machinery and equipment or new jobs.

Section 3.  Shift Differential
All employees working on the second shift shall be paid twenty-five ($0.25) per hour in addition to their regular rate. All employees working on the third shift shall be paid thirty cents ($0.30) per hour in addition to their regular rate.

Section 4.  Call -In Pay
When an employee is called in to work at any time other than his regularly designated or scheduled shift, he shall be given no less than four (4) hours work at straight time or, if such work does not extend four (4) hours, he nevertheless shall be paid for four (4) hours work at straight time.

Section 5.  Reporting Pay
Employees ordered to report to work and who do so report, and who are not offered work shall be paid four (4) hours straight time pay, except where they cannot be provided with work by reason of bad weather, breakdown of machinery or other conditions beyond the Company's control. Failure to notify an employee not to report to work shall be considered as an order to report to work.

The Company will notify employees by local TV. station, Channel 8 and/or radio station FM-93.5 when above conditions develop which are beyond their control.

Section 6.  Temporary Transfer
Any employee may be temporarily transferred to another job without adjustment of rate but an employee transferred for more than one (1) week will be paid the rate of the job to which the employee is assigned with such payment being retroactive to the first hour of the temporary assignment. For purposes of this Article, one (1) week is as defined in Article IX - Hours of Work and Overtime - Paragraph 1.

If an employee is transferred to a lower rated job and his rate is reduced in accordance with the above, such employee upon being returned to his former job will receive his old job rate immediately.


ARTICLE IX - HOURS OF WORK AND OVERTIME

Section 1
The work week of all employees shall consist of six (6) consecutive work days beginning at 12:01 a.m. Monday and ending at 12:00 midnight of the next following Saturday.


Section 2
Eight (8) hours shall constitute a normal day's work and forty (40) hours a normal week's work. This is not to be construed as a guarantee of hours to be worked.

Section 3
The Company will not reduce the normal forty (40) hour work week when there are temporary or probationary employees still working. Such reduction in hours shall be discussed with the Union in advance and shall be confined to production or business difficulties that are expected to be short term.


Section 4
All time worked by an hourly paid employee in excess of eight (8) hours in any work day, or in excess of forty (40) hours in any work week shall be paid for at the rate of time and one-half.


Section 5
Time and one-half shall be paid for all hours worked on Saturday. If the employee was off during the work week for personal reasons the time worked on Saturday equal to the time taken off will be paid at the straight time rate.


Section 6
Double the regular hourly rate shall be paid for all work performed on Sunday or holidays, except for the regularly scheduled night loading whose work begins or extends into Sunday or holiday.

Section 7
All work performed on the seventh consecutive day worked in any work week shall be paid for at double the regular rates of pay. Days on which the employee is prevented from working by action of the employer, shall be counted as days worked in determining the sixth and seventh consecutive day. Vacation days shall be counted as days worked in determining the sixth and seventh consecutive day.


Section 8
An employee shall not be paid both daily and weekly overtime premium pay for the same hours worked. Neither shall there be duplication of premium pay for Sundays and Holidays.


Section 9
The Company will endeavor to divide overtime work, other than in emergencies, equally among the employees regularly assigned to such work. Employees who decline voluntary overtime shall have such offered overtime credited as if they had worked.




Section 10
Employees having worked overtime shall not be required to lay-off to equalize their overtime compensation.


Section 11
If an employee is absent for three consecutive working days without proper notification to the management, he shall be subject to discharge unless satisfactory reason for his absence is given upon his return.


ARTICLE X - UNION REPRESENTATION

Section 1
For purposes of collective bargaining and the orderly processing of grievances as required by the terms of this agreement the Union shall be represented by Unit Chairperson, Unit Secretary, and Unit Griever. The Union shall provide the Company with written current information identifying the Local Committee members.

Section 2
Members of the Local Committee investigating or adjusting grievances or engaged in collective bargaining with the Company during their working hours shall be paid as in the past.

Section 3
Any of the elected union officers when delegated or elected to transact business on matters pertaining to the Union, locally or nationally, shall be granted a leave of absence without pay with the provision that such leave shall not constitute a break in the employee's record of continuous service. Permission by the Company shall not be unreasonably denied, but the highest degree of cooperation shall be extended between the parties in the mutual expediting of work schedules.


ARTICLE XI - GRIEVANCE PROCEDURE AND ARBITRATION

Section 1
Should differences arise between the Company and the Union as to the meaning and application of this Agreement, there shall be no suspension of work or slowdown by the employees on account of such differences nor any lockout by the Company, but an earnest effort shall be made to settle such differences promptly by the following methods of procedure:



Section 2
First: Between the aggrieved employee and the Supervisor of the Department involved or a member of management within three (3) days of the event. A Local Committee member may accompany the aggrieved employee.

Section 3
Second:   The Grievance shall be reduced to writing and may be taken up by the members of the Local Committee, designated by the Union and the Supervisor of the Department or member of Management.

Section 4
Third: Between the representatives of the International Union, Local Committee and the Representatives of the executives of the Company. Management decisions under Grievance procedure outlined in Step 1 above will be made within two (2) working days after the 1st Step Meeting. The decision of Management at the 2nd Step and 3rd Step will be made in writing within five (5) working days after the 2nd and 3rd Step Meetings, respectively. In the event the Union fails to appeal the decision of management within five (5) working days from the date of receipt of such decision in any one of these steps, a Grievance shall be considered as settled on the basis of the company's answer.

Section 5
Fourth:   In the event the dispute shall have not been satisfactorily adjusted within ten (10) working days after the Step 3 Meeting, the matter may be submitted upon the written request of either party to an Arbitrator selected through the Mediation and Conciliation Service of the United States or the American Arbitration Association.

Section 6
Fifth:  Arbitrator:   The Union shall have the right to refer to an Arbitrator
any difference, grievance, or dispute involving the interpretation and application of this Agreement which has not been satisfactorily adjusted by means of the foregoing procedure.

The authority of any Arbitrator under this Article shall be confined to a determination of the rights the parties have or do not have by virtue of this Agreement and no Arbitrator shall have a right to add to or to take from or in any manner alter or change the terms of this Agreement.

The Arbitrator must be present to act upon any matter submitted for arbitration; the Arbitrator shall render his award in writing within thirty (30) days from the date on which the difference, grievance or dispute is referred to it. His decision shall be final and binding upon each of the parties hereto.

The expenses of the Arbitrator shall be borne and paid equally by the Union and the Company.


ARTICLE XII - STRIKES AND LOCKOUTS
Section 1
The Union will not authorize, instigate, condone or permit any strike of any kind, boycott, work stoppage, slowdown, interruption or impediment of production or any other type of interference with the Company's business or curtailment of work during the life of the Agreement. In the event of such a work stoppage, strike, boycott, picketing, or other curtailment, the Union shall immediately instruct the involved employees in writing that the conduct is in violation of this Agreement, that they may be disciplined up to and including discharge and direct all such persons to cease the offending conduct.

All disputes or differences shall be taken up under the Grievance and Arbitration procedure of this Agreement.The Company agrees that there shall be no lockouts during the term of this Agreement


ARTICLE XIII - INSURANCE

Section 1.  Life Insurance
The Company shall furnish life insurance and accidental death and dismemberment insurance to all employees in the bargaining unit in the amount of:
  Effective February 19, 1996   $16,000
  Effective February 19, 1997   $17,000

Accidental Death and Dismemberment is double the above amounts.

Employees have the option of purchasing supplemental life insurance in a like amount of Basic and AD & D at $0.24/$1,000/month ($3.60/month 2/19/95, $3.84/month 2/19/96 and $4.08/month 2/19/97.

Section 2.  Accidental/Sickness Benefits
The Company shall furnish accident and health insurance which shall pay to the employee, the eighth (8th) day of sickness and from the first (1st) day of off the premises accident of hospitalization, the sum of Two Hundred Five ($205.00) dollars per week for a period of twenty-six (26) weeks. Two Hundred Ten ($210.00) dollars per week for a period of twenty-six weeks effective February 19, 1996 and Two Hundred Fifteen ($215.00) dollars per week for a period of twenty-six (26) weeks effective February 19, 1997. This benefit includes truck drivers, warehouse and shop employees.

Section 3

(a) The Company and the Union have agreed to a program of benefits for employees in the bargaining unit represented by the Union and covered by this Agreement.

(b) The insurance program for the employees and their dependents as set forth in Appendix "B" and "C" attached shall be continued for the life of this Agreement.

(c) The Company shall provide for the employees in the Unit Medical Insurance at the Company's expense for the employees only, and shall make available to the employees, Medical Insurance coverage for the employee's dependents with the employee contributing to the premium. (See Appendix "B")


ARTICLE XIV - HOLIDAYS

Section 1
Employees shall be paid double time plus straight time for all work performed on the following holidays: (1) New Year's Day, (2) Memorial Day, (3) Independence Day, (4) Labor Day, (5) Thanksgiving Day, (6) Christmas Day, (7) the Day prior to Christmas Day, (8) Good Friday, (9) the first day of deer hunting season,
(10) the employee's birthday. Each such holiday shall be deemed to start at 12:01 AM on the holiday itself, and to end at 12:00 midnight on the same day.
If a holiday falls on a Saturday, it shall be observed on the preceding Friday. If a holiday falls on a Sunday, it shall be observed on the following Monday. When employees are not scheduled to work by the Company on any of the above-mentioned holidays, they shall be paid for that day at their regular rates (eight (8) hours at their base pay), and this day shall be computed as a day's work for the computation of the sixth and seventh days worked in any work week. If a holiday falls during a vacation week, the employee is entitled to the holiday and shall be paid for the holiday at his regular rate (eight (8) hours times base pay) in addition to the vacation pay to which he is entitled.

Section 2
Any employee who has completed his probationary period and who has worked his last scheduled work day preceding and his first scheduled work day succeeding the holiday shall be entitled to holiday pay for such holiday even though no work is performed. The requirement that employees work the day before and the day after the holiday shall be without exception unless excused by the Company for good cause shown.



ARTICLE XV - VACATIONS

1.   Vacations:

     a.) All employees who have been continuously in the employ of the Company for one (1) year but less than four (4) years as of December 31st, shall be granted a paid vacation of one (1) week and shall receive as vacation pay, 2% of W-2 earnings excluding premium dollars for the period, January 1st through December 31st of the prior year. (Minimum of forty (40) hours vacation pay at the employee's regular straight-time hourly wage rate.)

     b) All employees who have been continuously in the employ of the Company for four (4) years but less than eight (8) years as of December 31st, shall be granted a paid vacation of (2) weeks and shall receive as vacation pay, 4% of W-2 earnings excluding premium dollars for the period, January 1st through December 31st of the prior year (Minimum of eighty (80) hours vacation pay at the employee's regular straight-time hourly wage rate.)

     c) All employees who have been continuously in the employ of the Company for eight (8) years but less than (19) years as of December 31st, shall be granted a paid vacation of three (3) weeks and shall receive as vacation pay, 6% of W-2 earnings excluding premium dollars for the period January 1st through December 31st of the prior year. (Minimum of one-hundred twenty (120) hours vacation pay at the employee's regular straight-time hourly wage rate.)

     d) All employees who have been continuously in the employ of the Company for nineteen (19) years or more as of December 31st, shall be granted a paid vacation of four (4) weeks and shall receive as vacation pay, 8% of W-2 earnings excluding premium dollars for the period January 1st through December 31st of the prior year. (Minimum of one-hundred sixty (160) hours vacation pay at the employee's regular straight-time hourly wage rate.)

     e) An employee with less than one (1) year of service on January 1st of the current year but who has actually been at work at some time during the current vacation period shall be eligible for vacation days as follows:


                                      Number of Paid
               Month of Hire           Vacation Days

               January                       5
               February                      5
               March/April                   4
               May                           3
               June                          3
               July                          3
               August                        2
               September                     2
               October                       1
               November                      1
               December                      0

          Vacation entitlement days under this schedule are not earned nor can they be taken until after January 1 of the calendar year following an employee's date of hire.

     f) Holiday and vacation hours for which the employees have been paid shall be counted in computing hours worked in any year. No employee will receive less than forty (40) hours of vacation pay provided the employee has worked a minimum of forty (40) weeks for the period between January 1st through December 31st of the prior year.

Section 2
2. All paid vacations shall be granted during the months January to December inclusive, in the calendar year in which such vacation is earned unless otherwise agreed by the Company and the individual employee. Employees entitled to three (3) weeks or more of vacation shall be required to take one (1) week of such vacation during the months from December to March.

Section 3
3. Any employee deemed necessary in the operations of the plant, may by mutual agreement between the employee and the Company, forego his vacation and in such event, he shall be paid his vacation pay in addition to the pay earned during the week.

Section 4
     (a) All vacations shall be approved in advance by the Company. A schedule for showing vacation preference shall be posted by the Company by January 1st. Employees who have expressed their preference for vacation weeks by the preceding December 22nd shall receive first consideration; in the event of conflict of preferences, the desires of the senior employee of employees shall prevail. In all cases, scheduling of vacations is subject to the requirements for efficiency of operation.

     (b) Employees will have the right to schedule up to five (5) day-at-a-time vacation days provided they have advanced approval. Additional day-at-a-time vacation can also be taken with advanced approval, provided production efficiencies allow.

     (c) Single days of vacation may be taken on a sick day provided each such day taken is approved by the Plant Superintendent or his designee.

     (d) Employees with two (2) or more weeks vacation eligibility must schedule a minimum of one (1) week vacation to be taken in five (5) consecutive days.

     (e) The Company shall determine the number of employees working in each department who will be permitted to be on vacation during a given work week.


Article XVI - SENIORITY


Section 1
The Company recognized the principle of seniority, namely, employees having the greatest time of service in the employment of the Company shall have preference for advancement, retaining and regaining employment in case of curtailment or expansion of operations subject to the individual qualifications of the employees.

Section 2.  Lay-Off Recall
     (a) Layoffs will be made by inverse order of plant-wide seniority provided those employees retained have the necessary qualifications to perform the available work.

     (b) Employees will be recalled to work in order of seniority except as follows:
          (1) Deviations from recall by seniority can be made by the Company only where a junior laid-off employee is qualified for the available work and no employee on lay-off with more seniority is qualified to perform the available work.

Section 3
It is understood and agreed that in all cases of promotion, increase or decrease of personnel or recall after lay-off, seniority shall be determined by consideration of the following factors:

     (a) Ability, efficiency, and qualifications of employee for available work with the Company.

     (b)  Physical Fitness.

     (c)  Length of continuous service.

     (d) In considering the availability and qualifications of employees considered for promotions, no weight will be given to work performed in the job in which the vacancy occurs to any junior employee for experience gained in that job while temporarily employed in it.

Where factors (a) and (b) are relatively equal, (c) length of service with the Company shall govern. Management shall be the judge of the employee's ability.

Any disagreement with the judgment of the Company shall be subject to the Grievance Procedure.

Section 4
Employees who are laid off for lack of work shall be advised as soon as the Company is aware of intent to do so.

When employees are called to work or laid off the members of the Local Committee shall be given the names and order of layoff or recall.

Section 5  Bidding Procedure
     (a) The Company agrees to establish a Bidding Procedure whereby an employee may submit a bid request in writing to a position outside his present job classification or department.


          (1)  Window Shop
          (2)  Steel Door Shop
          (3)  Wood Door Shop
          (4)  Warehouse
          (5)  Truck Drivers

     It is understood and agreed that an employee may submit bids on more than one job classification.

     (b) When a position opens, the Company will select an employee to fill said opening from the submitted bid requests according to the factors outlined in Section 5, Article XVI - "Seniority".

     (c) If an employee is selected to fill an opening and refuses, said employee is not eligible to apply for any other opening for a period of six (6) months.

     (d) Also, successful transferred employees may not apply for another transfer for a period of twelve (12) months unless agreed to by the Company.

     (e) If a position opens within a job classification in which no one has submitted a bid, or in the case of the tractor/trailer position, no one possesses the required qualifications, the Company may hire from the outside.

     (f) The above procedure does not apply to the lead person classification whereby the Company has the sole right of selection. If the number of lead positions exceeds five (5), the Company will discuss the matter with the Union.

     (g) Present employees will be given the opportunity to fill job vacancies created by the job bid before new employees are hired.

     (h) In the case of a job bid the employee shall have a qualifying work period as follows:

                          Minimum              Maximum
Warehouse and Shop
Position -            5 actual work days     15 actual work days

Lead Person and
Warehouse Leaders    20 actual work days     60 actual work days

The above times may be extended by mutual consent


Section 6  Loss of Seniority
An employee shall lose his seniority and will be taken off the seniority list if:

     1.   He quits.
     2.   He is discharged for cause.
     3. Absence from work due to lay off or absence due to bonafide injury or illness non work related which renders the employee incapable to work shall retain seniority if the employee returns to work within thirty consecutive months after the absence commenced or within a period equal to their seniority which they had when the absence commenced whichever is shorter.
     4. He fails to return to work within three (3) working days after being notified to return to work and does not give satisfactory reason for such failure to report.
     5. Absence exceeding the period for which a leave of absence has been granted or extended unless the employee's excuse is satisfactory to the Company.
     6. Absence for three (3) consecutive scheduled working days without prior notice to the Company.
     7. Acceptance of other employment while on leave of absence unless agreed to in writing by the company.
     8.   Retirement.

Section 7

Employees may be recalled from lay-off by telephone if mutually agreed to between the Company and the Union. If an employee is recalled by telephone, a certified or registered letter will be sent to the last known address furnished to the Company by said employee. Employee must respond to the Company's notice within three (3) days from date of mailing unless they are unable to for reasons beyond their control, it being understood that the laid off employees shall keep themselves available for recall by the Company.

     (1.) Employee must report for work within ten (10) calendar days of mailing unless other-wise mutually agreed to or beyond the control of the employee.

     (2.) In the event the employee fails to comply with the above listed steps, the employee shall lose all seniority rights under this Agreement.

     (3.) The Company has the right to utilize the next senior laid off employee during the time period between notifying (phone or mailing) the senior laid-off employee of recall and their actual reporting date.

     (4.) The employee shall be required to furnish the Employer with a current phone number (if employee has a phone and a current address.)

     (5.) The right of an employee to recall shall lapse after thirty (30) months from the date of lay-off.


Section 8.  Seniority Lists

" A copy of an up-to-date seniority list shall be given to the local Union every six (6) months or twice a year."


Section 9.  Warehouse Temperature

The Company agrees to maintain the heat in the warehouse during the cold months at a minimum of fifty (50) degrees F.


ARTICLE XVII - MISCELLANEOUS

Section 1.  Funeral Leave

In case of death in the immediate family of an employee, such employee shall be given a three (3) day leave of absence to start on such day of death or on the
day following such death as the employee may request.   If such leave of absence
is a day or days on which such employee was scheduled to work (or but for the leave of absence would normally have scheduled to work) at straight time pay, then such employee, up to said maximum of three (3) days shall be paid eight hours straight time for work so missed. Hours so paid for while on such leave of absence shall count as hours worked for purpose of compiling overtime pay. The phrase "immediate family" as used in this section means and includes the spouse, parents, children, brother, sister, mother-in-law, father-in-law, step brother and step sister of the employee.

In the event of a death other than the immediate family (grandparents, brother-in-laws or sister-in-laws ) the employee shall be given eight (8) hours of pay to attend the funeral if the funeral falls on a scheduled work day.

Section 2.  Legality
In the event that any provision of this Agreement shall at any time be declared invalid by any court of competent jurisdiction, the decision shall not invalidate the entire agreement, it being the express intention of the parties that all other provisions shall remain in full force and effect.

Section 3.  Uniforms
The Company agrees to supply three (3) winter uniforms and three (3) summer uniforms to all newly hired drivers but in any subsequent years drivers will receive two (2) sets each of summer and winter uniforms consisting of two (2) shirts and three (3) pair of trousers. However, if the Company changes the uniform color for the initial year of the change only, each driver will receive
(3) sets of each summer and winter uniforms.

Section 4.  Military Leave
Military leave of absence will be handled in accordance with applicable governmental regulations.

Section 5.  Credit Union
Credit Union payroll deduction program will be made available to all Local Unit Members.

Section 6.  Disciplinary Action
Any disciplinary warnings or suspensions shall not remain in effect for more than twelve (12) months against their record.

Section 7.  Safety Shoes
Beginning in 1995, employees will be reimbursed up to sixty (60) dollars per year for safety shoes (receipt required.)

Section 8.  Safety Glasses
Upon presentation of lens prescription employees will be reimbursed 100% for their first pair of approved safety frames and lenses. Reimbursement for replacement units will be at 50% after the initial purchase. Approved safety frames and lens are defined as safety glasses that meet the ANSI Standard 287.1-1968 and are approved by the Company. Maximum cost of the glasses will not exceed $150.00 per set of frames and lens.

Section 9.  Temporary and Part time Employees
A.  Summer Temporary Employees:

     1.   Will be paid in accordance with Appendix - "A" Paragraph 1 (d).

     2. Will be employed between June 1st and September 30th of any given year.

     3. Will not be eligible for benefits provided by the Agreement including, holidays, vacation and, insurance except where required by law, nor will such employees have any rights or protection under Article XVI.

     4. Will be required to join the Union in accordance with the provisions of Article II.

     5.   Will not be assigned to a truck driver classification.

     6. Will be eligible for departmental overtime only after all regular full time department employees have been given the opportunity to work the required overtime.

     7. Will not be eligible for safety awards nor will their accident record, if any, nullify the record of regular full-time employees.

     8. No summer temporary employees will be hired if there are regular permanent employees on layoff.

B.  Regular Temporary Employees
     1. Will be paid in accordance with the hourly wage rate progression schedules outlined in Appendix "A"

     2. Will not be eligible for benefits provided by the Agreement including holiday's, vacation and insurance except where required by law, nor will such employee have any rights or protection under Article XVI.
     3. Will be required to join the Union in accordance with the provisions of Article II.
     4. Will not be assigned to a truck drivers classification except where the parties mutually agree to do so.
     5. Will be eligible for departmental overtime only after all regular full-time department employees have been given the opportunity to work the required overtime. However, qualified employees outside the department who wish to work weekend overtime that would normally be worked by the temporary employee, will be eligible to work provided they notify the department supervisor of their desire at the start of the work week.
     6. Will not be eligible for safety awards nor will their accident record, if any, nullify the record of regular full-time employees.
     7. Will not exceed 15% of the workforce except by the mutual agreement of the parties.

C. No temporary employees will be hired or retained if there are regular permanent employees on layoff.

ARTICLE XVIII - PENSION PLANSection 1
The Company shall continue in effect a program of pension benefits at the rate of:

(a) Nineteen Dollars ($19.00) per year of credited service effective February 19,1995. (Per month for each year of service.)
(b) Twenty Dollars ($20.00) per year of credited service effective February 19,1996. (Per month for each year of service.)

Disability Retirement - 10 years of service with no age requirement.

ARTICLE XIX - SAFETY & HEALTH
The Company and the Union will cooperate in the continuing objective to eliminate accidents and health hazards.

The Company will establish a Safety Committee consisting of both Union and Company personnel who will conduct a regularly scheduled plant inspection not less than once a month.

Copies of the completed Worker's Compensation forms involving fatalities or disabling injuries shall be granted by the Company upon request to the Unit Chairperson of the Local Union.

All new employees shall be given orientations to the Company Safety and Health Program.


ARTICLE XX - DURATION
This Agreement shall become effective on the 19th day of February 1995, and shall remain in full force and effect to and including the 19th day of February 1998, and shall continue in full force from year to year thereafter unless either party to this Agreement desires to change or modify any of the terms or provisions of this Agreement. The party desiring the change or modification must notify the other party to this Agreement in writing not less than sixty
(60) days prior to any subsequent anniversary hereof. Should either party to this Agreement serve such notice upon the other party, a joint conference of the Company and the Union shall commence not later than thirty (30) days prior to the expiration date in the year in which the notice is given.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.


UNITED STEELWORKERS OF AMERICA
AFL-CIO-CLC                        MORGAN DISTRIBUTION

[5 signatures                      ________________________
George Becker                      D.C. Hood
                                   Vice President Human Resources
Leo W. Gerard
                                   ________________________
Richard H. Smith                   C. J. Williams
                                   Director of Human Resources
Leon Leonard

Andrew V. Palmer]                  _________________________
                                   C.J. Traxler
                                   Vice President-Eastern Region


________________________________
Joseph B. Pozza, III
Staff Representative

NEGOTIATING COMMITTEE:



________________________________
Gary Mowery





Stephen A. Haas





Scott Musser



                                   APPENDIX  A


                                HOURLY WAGE RATES




1. This appendix represents the hourly wage rates for employees included in the classifications listed below.


     A.   Effective February 19, 1995


 Length of
Employment       Shop                      Truck   T/Trailer
 (Months)      Mechanic    Warehouse      Driver    Driver

 0 -  6          8.50          8.50        8.78       9.02
 6 - 12          9.04          9.04        9.33       9.59
12 - 18          9.57          9.57        9.41      10.15
18 - 24         10.10         10.10       10.43      10.72
24 +            10.93         10.93       11.28      11.58

An employee hired prior to February 18, 1995 who is still in progression will receive $0.30 per hour in addition to the rate of his progression step until he reaches the 24 month maximum rate.



     B.   Effective February 19, 1996 (New Hire Hourly Rate)

 Length of
Employment       Shop                      Truck   T/Trailer
 (Months)      Mechanic    Warehouse      Driver    Driver

 0 -  6  (80%)   8.50          8.50        8.78       9.02
 6 - 12  (85%)   9.04          9.04        9.33       9.59
12 - 18  (90%)   9.57          9.57        9.41      10.15
18 - 24  (95%)  10.10         10.10       10.43      10.72
24 +    (100%)  11.18         11.18       11.53      11.83

An employee hired prior to February 18, 1995 who is still in progression will receive $0.55 per hour in addition to the rate of his progression step until he reaches the 24 month maximum rate.

     C.   Effective February 17, 1997 (New Hire Hourly Rate)

 Length of
Employment       Shop                      Truck   T/Trailer
 (Months)      Mechanic    Warehouse      Driver    Driver


 0 -  6          8.50          8.50        8.78       9.02
 6 - 12          9.04          9.04        9.33       9.59
12 - 18          9.57          9.57        9.41      10.15
18 - 24         10.10         10.10       10.43      10.72
24 +            11.43         11.43       11.78      12.08

     D.   Summer Temporary Employee Hourly Wage Rate  =  $7.60 per hour

2. The Lead Persons will receive an additional $0.40 per hour over the applicable Job Rate. This is a Lead Person doing productive work.

3. Warehouse Leaders (who handle tickets) will receive an additional $0.30 per hour over the warehouse rate.

4. If employees are unable to work as a result of an "on the job" lost time injury certified by a licensed physician, they will receive their regular base daily pay for a maximum of five (5) days in any one calendar year, minus whatever payment may be made from worker's Compensation by applicable law.

5. Road drivers on overnight trips will be allowed three (3) meals which must be taken forty (40) miles from the Plant.

6. An employee who is assigned to the nightshift and is responsible for the positioning of tractor/trailers in the parking lot to facilitate loading will be entitled to a $0.25 per hour addition to his regular hourly wage rate.


                   COMPARISON OF BENEFITS FOR THE EMPLOYEES OF
                     MORGAN PRODUCTS - MECHANICSBURG HOURLY

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COVERAGE PROVISIONS                                        MORGAN HEALTH PLAN J                               HEALTH AMERICA


*  How are benefits covered?                                Free choice of providers.                All services must be
                                                            100% coverage with no                    provided by your
                                                            deductible for certain                   affiliated HealthAmerica
                                                            benefits noted below per                 provider (see Referrals).
                                                            calendar year.                           Can self refer to
                                                                                                     gynecologist for annual
                                                                                                     exam.


*  Maximum Lifetime Coverage                                -  $ 550,000                             Refer to specific
                                                            -  $ 650,000 after 1/1/96                benefits for dollar and
                                                            With $ 4,000 per year                    day limitations.
                                                            reinstatement.


*  Deductibles/Copayments                                   -  $ 250 Individual                       See Prescription Drugs,
                                                            -  $ 450 Family                           Family Planning, and
                                                                per calendar year                     Emergency Care.

*  Copayments/% Charges Covered                             -  80% of the first $4,500 -              100% coverage except
                                                               Individual, 100%                       where minimal Copayments
                                                               thereafter.                            are indicated.
                                                            -  80% of the first $9,000
                                                               Family, 100% thereafter.


*  Out-of-Pocket Maximum                                    -  $ 1,150 Individual
                                                            -  $ 2,250 Family


*  Coordination of Benefits                                 See Footnote 5, Page 6                     See Footnote 5, Page 6

COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                   HEALTH AMERICA

*  Employee Weekly Contributions                              Eff. Date  Single Family                 Eff. Date  Single  Family
                                                                 1/1/95  $ 2.25 $ 5.45                    1/1/95  $ 1.73  $ 12.47
          NOTE:  Employees Contributions                         2/18/95 $ 3.25 $ 7.00                    2/18/95 $ 6.25  $ 14.50
                 will be made on                                 2/18/96 $ 4.00 $ 8.25                    2/18/96 $ 7.00  $ 15.75
                 pretax dollars                                  2/18/97 $ 4.75 $ 9.50                    2/18/97 $ 7.75  $ 17.00



*  WHAT IS COVERED?  ALL ELIGIBLE CHARGES MUST BE DEEMED MEDICALLY NECESSARY

*  Hospital Services

Room Accommodations and                                     After deductible, 80%                         100% semi-private,
Miscellaneous                                               copayment to the out-of                       intensive care and pocket
                                                            maximum for semi-                             coronary care.
                                                            private, coronary care and
                                                            intensive care.  (See
                                                            Footnotes 1 and 2, Page 6)


*  EMERGENCY CARE

Local                                                       First $300 for accidental                     Covered for life
                                                            injury covered in full,                       threatening emergencies,
                                                            then after deductible,                        emergency room $25
                                                            80% copayment to the                          copayment unless
                                                            out-of-pocket maximum.                        admitted.
                                                            Services must be rendered
                                                            within 31 days of accident.


Out-of-Service Area                                         Same as Local Emergency                       Covered when medically
                                                            Care.                                         necessary, $25 copayment
                                                                                                          for emergency room unless
                                                                                                          admitted.

COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                          HEALTH AMERICA


Ambulance                                                   Same as Local Emergency                       100% coverage.
                                                            Care



*  DOCTOR'S SERVICES
Surgery/Anesthesia                                          -  Inpatient:  After                          100% coverage.
                                                            deductible, 80% copayment
                                                            to the out-of-pocket maximum.
                                                            - Outpatient:  100% coverage
                                                            (See Footnotes 1 and 2, Page 6)


Doctor's In-Hospital Visit                                  After deductible, 80%                         100% coverage
                                                            copayment to the out-of-
                                                            pocket maximum.  (See
                                                            Footnotes 1 and 2, Page 6)


Consultation - Inpatient                                    After deductible, 80%                         100% coverage
                                                            copayment to the out-of-
                                                            pocket maximum.  (See
                                                            Footnotes 1 and 2, Page 6)


Maternity Care                                              After deductible, 80%                         100% coverage
                                                            copayment to the out-of-
                                                            pocket maximum. (See
                                                            Footnotes 1 and 2, Page 6)



COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                          HEALTH AMERICA


Diagnostic X-Ray/Lab                                        After deductible, 80%                         100% coverage
                                                            copayment to the out-of-
                                                            pocket maximum.  Pre-
                                                            admission testing covered at
                                                            100%.  (See Footnotes 1 and
                                                            2, Page 6)

Office Visits                                               After deductible, 80%                         100% coverage after
                                                            copayment to the out-of-                      $10 copayment.
                                                            pocket maximum.  (See
                                                            Footnotes 1 and 2, Page 6)


Immunizations                                               No coverage.                                  100% coverage.


Well Baby Care                                              No coverage.                                  100% coverage.


Selected Oral Surgery                                       After deductible, 80%                         No coverage.
                                                            copayment to the out-of-
                                                            pocket maximum for specific
                                                            procedures.  (See Footnotes 1
                                                            and 2, Page 6)

Allergy Testing/Treatment                                   After deductible, 80%                         100% coverage, No
                                                            copayment to the out-of-                      coverage for serum.
                                                            pocket maximum.


Routine Physical Exams                                      NO coverage.                                  100% coverage.
 (No Third Party Exams)

Routine Mammogram                                           No coverage.                                  100% coverage with
                                                                                                          referral.

COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                          HEALTH AMERICA

Routine Pap Test                                            100% coverage, not subject                    100% coverage.
                                                            to deductible, 1 exam
                                                            covered annually.


Prescriptions                                               - Generic - 100%                              Subject to $10 copayment
                                                                                                          per prescription,  Must
                                                            - Legend - After deductible,                  be filled by
                                                            80% copayment to the out-                     participating pharmacy.
                                                            of-pocket maximum.                            Generic drugs will be
                                                                                                          substituted when
                                                                                                          available.


Vision Care                                                 No routine coverage.                          100% coverage for annual
                                                                                                          exam and refractions.  No
                                                                                                          coverage for lenses and
                                                                                                          frames.


Hearing Aids & Exams                                        No coverage.                                  100% coverage for exam.
                                                                                                          No coverage for hearing
                                                                                                          aid device.

*  DURABLE MEDICAL EQUIPMENT

Ancillary Materials and                                     After deductible, 80%                         Durable medical equipment
Devices                                                     copayment to the out-of-                      covered 100% when
                                                            pocket maximum.                               medically necessary.
                                                                                                          Prosthetics/Orthotics
                                                                                                          covered for initial only,
                                                                                                          replacement limited to
                                                                                                          once every 2 years as
                                                                                                          required due to normal
                                                                                                          wear or change in
                                                                                                          condition.

COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                          HEALTH AMERICA


*  NERVOUS AND MENTAL

Inpatient                                                   After deductible, 80%                         Up to 30 days per
                                                            copayment to the Out-of-                      contract year for short
                                                            pocket maximum, to $7,000                     term treatment and crisis
                                                            covered per calendar year.                    intervention covered
                                                            Lifetime maximum of                           100%.
                                                            $20,000, 2 inpatient
                                                            confinements per lifetime.
                                                            (See Footnotes 1 and 2, Page 6)


Outpatient                                                  After deductible, 80%                         Up to 20 visits per
                                                            copayment to the Out-of-                      contract year for short
                                                            pocket maximum, to $7,000                     term therapy and crisis
                                                            covered per calendar year.                    intervention. $25 for
                                                            Lifetime maximum of                           visits 1 to 20.
                                                            $20,000, 2 inpatient and
                                                            outpatient maximums are
                                                            combine.


*  DRUG ABUSE AND ALCOHOLISM

Inpatient                                                   Same as Nervous and Mental                    - Alcohol:  30 days per
                                                            Care-Inpatient.  Benefit                      contract year (90 day
                                                            Maximums are combined.                        lifetime maximum.)
                                                                                                          - Substance Abuse:  See
                                                                                                          Mental Health.


Outpatient                                                  Same as Nervous and Mental                    - Alcohol:  60 days per
                                                            Care-Inpatient.  Benefit                      contract year (120 day
                                                            Maximums are combined.                        lifetime maximum.)
                                                                                                          - Substance Abuse:  See
                                                                                                          Mental Health.

COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                          HEALTH AMERICA


*  CHIROPRACTOR                                             After Deductible, 80%                         No coverage except for as
                                                            copayment to the out-of-                      a benefit of physical
                                                            pocket maximum.  Coverage                     therapy in the case of
                                                            only for the treatment of                     illness or injury
                                                            a sickness or injury.                         (referral necessary).
                                                                                                          See Physical Therapy.

*  SKILLED NURSING CARE

Skilled Nursing Home (not for                               100% coverage.  No more                       100 days per contract
Custodial or Domiciliary Care)                              than half of the semi-                        year covered at 100%.
(State Licensed)                                            private room rate.  (See
                                                            Footnote 3, Page 6)


*  HOME HEALTH SERVICES

Part-Time Nursing                                           100% coverage.                                100% coverage when
                                                                                                          medically necessary.


Physical Therapy/Speech Therapy,                            100% coverage.                                100% coverage for 60
Medical Social Services and                                                                               consecutive days, or 15
Home Health Aids                                                                                          sessions, whichever is
                                                                                                          greater from initiation
                                                                                                          of treatment per
                                                                                                          condition.


*  BIRTH CONTROL DEVICES                                    Birth control pills are                       Tubal Ligation and
                                                            covered the same as                           vasectomies covered
                                                            prescription drugs.  Tubal                    subject to Copayments.
                                                            ligations and vasectomies                     Oral contraceptives
                                                            are covered, after                            covered under
                                                            deductible, 80% copayment                     prescription drug
                                                            to the out-of-pocket maximum.                 benefit.

COVERAGE PROVISIONS                                             MORGAN HEALTH PLAN J                          HEALTH AMERICA


Infertility                                                 After deductible, 80%                         Infertility counseling
                                                            copayment to the out-of-                      and testing (excluding
                                                            pocket maximum.  Treatment                    vitro fertilization) -
                                                            for infertility is covered                    $300 copay per course of
                                                            based on medical necessity.                   treatment, $2,500
                                                            Charges for impregnation                      lifetime maximum.
                                                            are not covered.


*  HEALTH PROMOTION PROGRAM

Physical Fitness and                                        No coverage.                                  100% coverage for
Lifestyle Awareness                                                                                       specified health and
                                                                                                          wellness programs.
                                                                                                          (Weight Watchers
                                                                                                          reimbursement up to $150
                                                                                                          per calendar year.)


*  DEPENDENT COVERAGE                                       Unmarried children to age                     Unmarried children to age
                                                            19, or until age 25 if                        19, or until age 25 if
                                                            full-time student and                         full-time student and
                                                            dependent upon employee                       dependent upon employee
                                                            for support.                                  for support.


*  REFERRALS                                                None required.                                Referral must be received
                                                                                                          before non-emergency care
                                                                                                          is provided by other than
                                                                                                          your primary care
                                                                                                          provider.

DENTAL PLAN                                                 Dental Plan B.                                     Dental Plan A.

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                                                               APPENDIX  C

                                                          MORGAN PRODUCTS LTD.

                                                        SUMMARY* OF DENTAL PLANS


BENEFIT                                                                  PLAN A                       PLAN B

Class 1 - Preventive Services:
    Oral Examinations, X-rays,                                             100%                         100%
    Cleaning, Space Maintainers

    Fluoride and Sealants                                                  100%                         None
    (Dependent Children to age 19)


Class 2 - Basic Services:
    Emergency Treatment,                                                    80%                          80%
    Endodontics, Periodontics, Oral Surgery,
    Local Anesthesia, Extractions, Restorative
    Treatment: Amalgam, Silicate, and Acrylic
    Fillings, and Stainless Steel Crowns


Class 3 - Major Services:
    Gold Foil Fillings, Inlays and                                          50%                          50%
    Onlays, Crowns


Class 4 - Prosthodontics Services:
    Removable or Fixed Bridgework,                                          50%                          50%
    Partial or Complete Dentures


Class 5 - Orthodontic Services:
    Teeth Straightening Procedures                                          50%                          50%
    (Dependent Children to age 19)


DEDUCTIBLE
    (Applies to Class 2,                                       Individual - $35             Individual - $35
    3 and 4 only)                                                  Family - $70                 Family - $70

Annual Non-Orthodontic Maximum                                           $1,000                       $1,000


Lifetime Orthodontic Maximum                                             $1,000                        $ 500


* This is intended to be a summary. Details regarding your dental benefits can be found in your benefit binder.

*  FOOTNOTES:

1. Pre-certification is required 7 days before any non-emergency surgery or inpatient admission. Emergency admissions must be certified within 24 hours or the first business day following admission. Failure to pre-certify will result in eligible charges payable at 50% copayment subject to your deductible, and a maximum out-of-pocket penalty of $1,000 per occurrence. The 50% copayment is not applied to your out-of-pocket.

2. Bill Audit Program pays employee 50% of any billing errors to a maximum of $500.

3.    Please refer to PLAN BOOKLET for additional resources.

4. Generic Rx, Pre-admission testing, outpatient surgical expense, second surgical opinion, birthing center, home health care, hospice and skilled nursing facility covered at 100%, no deductible.

5.    Coordination of Benefits:
      Morgan Health Plan J and HealthAmerica:
      Benefits will be reduced under certain circumstances when you are covered both under this Plan, as described, and other plans which provide similar benefits. Reimbursement will not exceed 100% of the total allowable expenses incurred under the Plan and other plans included under the provision.

6. HealthAmerica HMO benefits are subject to change in 1996 and later years, in accordance with negotiations between the company and the HMO.


This constitutes only a summary of the health plan involved. The actual contract or plan document of each health plan must be consulted to determine the governing contractual provisions, limitations, or exclusions. There is no guarantee, expressed or implied by Morgan Products or Don F. Jabas Associates of HMO Benefits, plan provisions, or level of payments. This comparison was prepared in cooperation with and with the approval of each insurance carrier.
